                                                                  EXHIBIT 10.42


                        RESTRICTED STOCK AWARD AGREEMENT


     This Restricted Stock Award Agreement (the "Agreement") is made as of July 1, 1996 among Tele-Communications, Inc., a Delaware corporation (the "Company"), Brendan Clouston ("Executive") and WestMarc Communications, Inc., a Nevada corporation ("WestMarc").

     The parties agree as follows:

     1. Grant of Preferred Stock

     (a) As a reward for past, and an incentive for future, employment performance by Executive and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company is (i) effective as of July 1, 1996, transferring to Executive, upon and subject to the terms and conditions set forth in this Agreement, all of the Company's right title and interest in and to 62 (sixty-two) shares (the "Initial Shares") of the 12% Series C Cumulative Compounding Preferred Stock, par value $.01 per share, of WestMarc ("Preferred Stock"), owned by the Company and (ii) simultaneously with the execution and delivery of this Agreement, paying to Executive of $199,970 in cash, representing the sum of the amount of the dividends on the Initial Shares that Executive would have received if he had been the record owner of the Initial Shares on and at all times since January 1, 1996. The parties acknowledge that, because the Company was the record owner of the Initial Shares on the record date for the payment of dividends thereon for the quarterly dividend period ended July 1, 1996, dividends declared and paid on such Initial Shares for such quarterly dividend period shall be the property of the Company. As used in this Agreement, (i) the term "Restricted Shares" will mean all Initial Shares and any and all other shares of stock and other securities which Executive later acquires or has the right to acquire by reason of ownership of or otherwise with respect to any Initial Shares or other Restricted Shares, irrespective of the time and manner of such acquisition, including, without limitation, any shares or other securities (whether issued by WestMarc or otherwise) acquired by reason of any split-up, recapitalization, dividend, distribution, combination, conversion or exchange of shares of capital stock or other securities of WestMarc (or any other issuer), or acquired by reason of any merger or consolidation of WestMarc, any sale or other disposition of all or substantially all of the assets of WestMarc (or any other issuer) or any dissolution of WestMarc (or any other issuer); and (ii) the term "Restricted Share Distributions" means any cash or other property, except stock or other securities, which Executive acquires or receives or has the right to acquire or receive by reason of ownership of or otherwise with respect to any Restricted Shares, including, without limitation, any cash or other such property acquired or received by reason of any event specified in clause (i) of this sentence.

     (b) If a Forfeiture Event (as defined below) occurs at any time prior to the Vesting Date (as defined below), all Restricted Shares and, subject to the last sentence of Section 1(c), Restricted Share Distributions held by or for the account of Executive or which Executive has the right to acquire or receive, and all rights and benefits of Executive with respect to such Restricted Shares and Restricted Share Distributions, automatically will be forfeited to and vest in the Company. As used in this Agreement, (i) the term "Forfeiture Event" means either (a) the termination of Executive's employment with the Company by the Company for cause or (b) the termination of Executive's employment with the Company by Executive;
(ii) the term "Vesting Date" means the first to occur of (A) December 13, 2005,
(B) the death of Executive (C) the Executive's Disability and (D) the termination by the Company of Executive's employment with the Company otherwise than for cause; and (iii) the term "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Board of Directors of the Company in good faith. For purposes of this Agreement, "cause" for termination of Executive's employment shall be deemed to have occurred only on the happening of any of the following:

     (i) the plea of guilty to, or conviction for, the commission of a felony offense by Executive;

     (ii) a material breach by Executive of a material fiduciary duty owed to the Company;

     (iii) a material breach by Executive of any of the terms or conditions of any employment, confidentiality, non-competition or other similar agreement relating to the employment of Executive by the Company or any of its affiliates which may at any time and from time to time be in effect; or

     (iv) the willful and gross neglect by Executive of the material duties specifically and expressly required of him in his capacity as an officer or employee of the Company or any of its affiliates;

provided, however, that (A) any claim that "cause", within the meaning of clause (ii), (iii) or (iv) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a duly adopted resolution of the Board of Directors of the Company and only after 30 days prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; (B) no illness or disability which incapacitates Executive from performing his duties may, directly or indirectly, in whole or in part, be the basis for a claim that "cause", within the meaning of clause (iv) above, exists for the termination of Executive's employment; (C) during the period of twelve (12) consecutive months following a change in control of the Company (as defined below), "cause" shall be deemed to have occurred only upon the happening of an event referred to in clause (i) above; and (D) the term "material" as used in clauses (ii), (iii) and (iii) above shall be construed by reference to the effect of the relevant action or omission on the Company taken as a whole. For purposes of the foregoing, a change in control of the Company will be considered to have occurred if the group in control of the Company shall no longer include at least one of the following: (i) Bob Magness, members of his family or representatives thereof, (2) John C. Malone, members of his family or representatives thereof, or (iii) representatives of Kearns-Tribune Corporation (but only if the present shareholders remain in control of such corporation). The term "family" as used herein means the named person's estate, spouse and lineal descendants and any trust or other investment vehicle for the primary benefit of such named person or members of his family and the term "representatives" includes executors and trustees.

     (c) By giving notice to Executive, the Company at any time: (i) may require that any or all of the certificates or other instruments or property evidencing or constituting any or all of the Restricted Shares or any or all Restricted Share Distributions then subject to forfeiture be held in escrow by a bank or other institution, or by the Company itself, until the Vesting Date;
(ii) may require that Executive deliver a stock power or other instrument endorsed in blank relating to any Restricted Shares held in escrow; and (iii) may require that any and all Restricted Shares be held in the name of such escrow agent (in such capacity) as registered or record owner. Any Restricted Shares and Restricted Share Distributions held in escrow which no longer are subject to forfeiture (as determined pursuant to Section 1(b) hereof) will be delivered out of escrow to Executive within a reasonable time after the Vesting Date, subject to the satisfaction by Executive of applicable federal and state securities laws and withholding tax requirements, including any federal, state or local withholding taxes. Any Restricted Share Distributions which are not held in escrow may be received and retained by Executive free of the restrictions and forfeiture provisions of this Section 1.

     (d) Except as provided by this Agreement, prior to the Vesting Date, Executive will not transfer or otherwise dispose of any Restricted Shares which are subject to forfeiture or transfer or dispose of any such Restricted Share Distributions held in escrow pursuant to Section 1(c), and any such attempt to dispose of or transfer any such Restricted Shares or Restricted Share Distributions will be void and ineffective for all purposes. Each stock certificate or other instrument evidencing Restricted Shares subject to forfeiture will bear the following legend:

     SHARES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF JULY 1, 1996 WHICH CONTAINS PROVISIONS RESTRICTING TRANSFER OF SUCH SHARES, REQUIRING SUCH SHARES TO BE FORFEITED TO TELE-COMMUNICATIONS, INC. IN CERTAIN CIRCUMSTANCES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The words "transfer" and "dispose" include the making of any sale, exchange or other transfer or disposition of any ownership interest whatsoever with respect to the Restricted Shares or subject to the last sentence of Section 1(c), Restricted Share Distributions. Nothing in this Section 1(d) will prevent the transfer or other disposition, without consideration, of Restricted Shares or Restricted Share Distributions to a personal representative of Executive or to one or more members of Executive's immediate family or to trusts or similar entities for their benefit; provided, however, that in the case of such a transfer, each transferee must agree in writing to take such Restricted Shares or Restricted Share Distributions subject to the forfeiture provisions described above and to be fully bound by this Agreement. As used in this Agreement, the term "personal representative" will mean the executor or executors of the will or administrator or administrators of the estate and all other legal representatives (by operation of law or otherwise) of Executive.

     (e) Whenever any Restricted Shares become free of the rights and restrictions imposed by this Agreement, the holder of such Restricted Shares will be entitled to receive a certificate or certificates not bearing the restrictive legend provided for in Section 1(d). If the certificate(s) evidencing such Restricted Shares are not held in escrow pursuant to Section 1(c), then the holders thereof must deliver them to the Company in order to receive the unlegended certificate(s) contemplated by this Section 1(e).

     (f) Executive represents and warrants that he will be acquiring the Restricted Shares to be acquired by him pursuant to this Agreement for his own account and not with a view to reselling or distributing all or any part of the Restricted Shares in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as now or subsequently in effect (the "Securities Act"). Executive acknowledges that the Initial Shares have not been, and it is likely that any other Restricted Shares will not be, registered under the Securities Act; that WestMarc neither is obligated nor intends to effect such registration; that absent such registration (or an exemption from registration), Executive may be required to hold the Restricted Shares for an indefinite period of time; that the exemption from registration under the Securities Act provided by Rule 144 promulgated under the Securities Act likely will not be available to Executive; and that even if available, such Rule would permit resales of the Restricted Shares only in limited amounts and upon compliance with the terms and conditions of such Rule.

     (g) Executive agrees that the certificates evidencing Restricted Shares to be registered in the name of Executive will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS APPLICABLE.

     (h) If at any time the Board of Directors of WestMarc determines, in its discretion, that the listing, registration or qualification of any Restricted Shares (other than the Initial Shares) issuable pursuant to Section 1(a) or otherwise upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with such issuance, then such Restricted Shares need not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to WestMarc's

Board of Directors. WestMarc in no event will be obligated to issue any Restricted Shares in any manner in contravention of the Securities Act or any state securities law provided, however, that if WestMarc does not issue such Restricted Shares for the reasons set forth in this sentence or the prior sentence, it will substitute a distribution of cash or other property to compensate for the failure to issue such Restricted Shares. The Board of Directors of WestMarc may, in connection with any issuance of Restricted Shares (other than the Initial Shares) pursuant to Section 1(a), require that, as a condition precedent to such issuance, in whole or in part, Executive make written representations to the effect set forth in Section 1(f) and also may impose such other terms and conditions as WestMarc's Board of Directors may reasonably require in order to cause such issuance to comply with all applicable laws.

     (i) Executive will make appropriate arrangements with the Company and WestMarc for any taxes which either of them is obligated to collect in connection with any issuance, payment, distribution, transfer or disposition of any Restricted Shares or Restricted Share Distributions, including any federal, state, or local withholding taxes (but excluding any stock transfer taxes payable in connection with the transfer by the Company of the Initial Shares to Executive, which taxes will be paid by the Company), and the Company and WestMarc, as applicable, will be entitled to withhold from amounts or other consideration payable or issuable to Executive under this Agreement or otherwise such amounts as may be required by applicable law.

     (j) Subject to Sections 1(b) through (i), Executive will have, with respect to each type or class of Restricted Shares, all rights of a holder of Restricted Shares of such type or class, including, without limitation, voting rights and rights to receive dividends or other distributions with respect to the Restricted Shares.

     (k) WestMarc agrees not to effect the transfer by Executive or any subsequent holder (except as otherwise expressly contemplated hereby) of any of the Restricted Shares on its books during any period in which such Restricted Shares are subject to forfeiture to the Company as set forth in Section 1(b) hereof. A copy of this Agreement shall be filed with the Secretary of WestMarc.

     (l) The Company represents and warrants to Executive that (A) it owns of record and beneficially, and has good title to, the Initial Shares being awarded hereby to Executive and (B) it has the right, power and authority to enter into this Agreement and to transfer and deliver the Initial Shares to Executive in accordance with and subject to the terms of this Agreement, free and clear of any liens and encumbrances other than those set forth in or contemplated by this Agreement.

     2. Notices. All notices to be given under this Agreement will be in writing and will be deemed duly given when delivered personally or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

     (a) If to be given to the Company:

               Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111

               Attention: President

               with a copy similarly addressed
               and marked to the attention of:
               General Counsel

     (b) If to be given to WestMarc:

               WestMarc Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111

               Attention: Chairman of the Board

               with a copy similarly addressed
               and marked to the attention of
               the Legal Department

     (c) If to be given to Executive

               Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111

               Attention: Brendan Clouston

or to such other address as any part may furnish to the other parties in writing in accordance with this Section 2.

     3. SEVERABILITY. The provisions of this Agreement are severable and if any such provision or its application to any person or circumstance is held by a court or governmental authority of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, that if any provision or its application is so held to be invalid, void or unenforceable by a court or governmental authority the Company may substitute a suitable and equitable provision in order to carry out the intent and purpose of the invalid, void or unenforceable provision.

     4. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver of any breach of that or any other provision of this Agreement.

     5. Miscellaneous. This agreement may not be changed nor can any provision be waived except by an instrument in writing duly signed by the party to be charged, and this Agreement constitutes the entire agreement among the Company, WestMarc and Executive with respect to the subject matter (other than, in the case of the Company and Executive, the Employment Agreement). This Agreement will be interpreted, governed and controlled by the law of the State of Colorado, without reference to principles of conflict of laws.

     This Agreement has been executed as of the day and year first above written.

                                        /s/ Brendan R. Clouston
                                        --------------------------------------
                                        BRENDAN CLOUSTON


                                        TELE-COMMUNICATIONS, INC.

                                      By:  /s/ John C. Malone
                                           -----------------------------------
                                           John C. Malone
                                           President


                                        WESTMARC COMMUNICATIONS, INC.

                                      By:  /s/ John C. Malone
                                           -----------------------------------
                                           John C. Malone
                                           Chairman of the Board